                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BYLAWS
                                       OF
                       AMERICA'S FAVORITE CHICKEN COMPANY


                                   ARTICLE I
                            OFFICES, CORPORATE SEAL

     Section 1.1  Registered Office.  The registered office of the corporation
                  -----------------
in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the Board of Directors filed with the Secretary of State of the State of Minnesota changing the registered office.

     Section 1.2  Other Offices. The corporation may have offices at such other
                  -------------
places, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

     Section 1.3  Corporate Seal. The corporate seal shall be in a form as
                  --------------
prescribed by the Board of Directors and shall have inscribed thereon the name of the corporation, the word "Minnesota" and the words "Corporate Seal".


                                  ARTICLE II
                           MEETINGS OF SHAREHOLDERS

     Section 2.1  Place and Time of Meetings.  Except as provided otherwise by
                  --------------------------
the Minnesota Business Corporation Act, meetings of the shareholders may be held at any place, within or without the State of Minnesota, as may from time to time be designated by the Board of Directors. In the absence of a designation of place, meetings shall be held at the principal executive office of the corporation. In the absence of a designation of time, meetings shall be held at 10:00 am. local time at the place where the meeting is to be held.

     Section 2.2  Regular Meetings.
                  ----------------

          (a) A regular meeting of the shareholders shall be held on an annual basis on such date as the Board of Directors shall by resolution establish.

          (b) At a regular meeting the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect qualified successors for directors whose terms have expired and shall transact such other business as may properly come before them.
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     Section 2.3  Special Meetings Special meetings of the shareholders may be
                  ----------------
held at any time and for any purpose and may be called by (i) the chief executive officer, (ii) the chief financial officer, (iii) two or more directors or (iv) a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote except that a special meeting for the purpose of considering any action 0 directly or indirectly facilitate or affect a business combination, including an action to change or otherwise affect the composition of the Board of Directors for t at purpose, must be called by 25% or more of the voting power of all shares entitled to vote. A shareholder or shareholders holding the requisite percentage of the voting power may demand a special meeting of the shareholders by written notice of demand given to the chief executive officer or chief financial officer of the corporation and containing the purposes of the meeting. Within 30 days after receipt of demand by one of those officers, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, at the expense of the corporation. Special meetings 5 all be held on the date and at the time and place fixed by the chief executive officer or the Board of Directors, except that a special meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office is located. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting.

     Section 2.4  Quorum, Adjourned Meetings.  The holders of a majority of the
                  --------------------------
shares entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, those present shall adjourn the meeting to such day as they shall, y majority vote, agree upon, and a notice of such adjournment and the date nd time at which such meeting shall be reconvened shall be mailed to each shareholder entitled to vote at least five days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a meeting is convened, the shareholders present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders originally present to leave less than a quorum.

     Section 2.5  Voting.  At each meeting of the shareholders every shareholder
                  ------
having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Articles of Incorporation or statutes provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the corporation. Jointly owned shares may be voted joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except if otherwise required by statute, the Articles of Incorporation or these Bylaws.

                                       2.
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     Section 2.6  Record Date.  The Board of Directors may fix a date, not
                  -----------
exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote a- such meeting, notwithstanding any transfer of shares on the books of the corpora on after any record date so fixed. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the 20th day preceding the date of such meeting.

     Section 2.7  Notice of Meetings.  Except as otherwise specified in Section
                  ------------------
2.04 or required by law, written notice of each meeting of the shareholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least 10 days and not more than 60 days prior to the meeting to every holder of shares entitled to vote at such meeting. The business transacted at a special meeting of shareholders shall be limited to the purposes stated in the notice of the meeting.

     Section 2.8  Waiver of Notice.  Notice of any regular or special meeting
                  ----------------
may be waived by any shareholder either before, at or after such meeting orally
o in writing signed by such shareholder or a representative entitled to vote the s ares of such shareholder. A shareholder, by his or her attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and the shareholder does not participate in the consideration of the item at that meeting.

     Section 2.9  Written Action.  Any action which might be taken at a meeting
                  --------------
of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.


                                  ARTICLE III
                                   DIRECTORS

     Section 3.1  General Powers.  The business and affairs of the corporation
                  --------------
shall be managed by or under the direction of the Board of Directors, except as otherwise permitted by statute.

     Section 3.2  Number, Qualification and Term of Office.  The number of
                  ----------------------------------------
directors shall be seven. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors or the shareholder provided, however, that the number of directors shall be an odd number an shall not be less than five nor more than eleven Directors need not be shareholders. Each of the directors shall hold office until the regular

                                       3.
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meeting of shareholders next held after such director's election and until such director's successor shall have been elected and shall qualify, or until the earlier death, resignation, removal or disqualification of such director.

     Section 3.3  Board Meetings.  Meetings of the Board of Directors may be
                  --------------
held from time to time at such time and place within or without the State of Minnesota as may be designated in the notice of such meeting.

     Section 3.4  Calling Meetings; Notice.  Meetings of the Board of Directors
                  ------------------------
may be called by the chief executive officer by giving at least twenty-four hours' notice or by any other director by giving at least five days' notice, of the date, time and place thereof to each director by mail, telephone, telegram or in person. If the day or date, time and place of a meeting of the Board of Directors has been announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting of the Board of Directors need not be given other than by announcement at the meeting at which adjournment is taken.

     Section 3.5  Waiver of Notice.  Notice of any meeting of the Board of
                  ----------------
Directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his or her attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

     Section 3.6  Quorum.  A majority of the directors holding office
                  ------
immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

     Section 3.7  Absent Directors.  A director may give advance written consent
                  ----------------
or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantial]y the same effect as the proposal to which the director has consented or objected.

     Section 3.8  Conference Communications.  Any or all directors may
                  -------------------------
participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.08 shall be deemed present in

                                       4.
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person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

     Section 3.9  Vacancies; Newly Created Directorships.  Subject to the rights
                  --------------------------------------
of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders.

     Section 3.10  Removal.  Any directors, or the entire Board of Directors,
                   -------
may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class. A director named by the Board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of the removal. In the event that the entire Board or any one or more directors be so removed, new directors may be elected at the same meeting.

     Section 3.11  Committees.  A resolution approved by the affirmative vote of
                   ----------
a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors. A majority of the members of the committee present at a meeting shall constitute a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Board of Directors.

     Section 3.12  Written Action.  Any action which might be taken at a meeting
                   --------------
of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the Articles of Incorporation provide otherwise and the action need not be approved by the shareholders.

     Section 3.13  Compensation.  Directors who are not salaried officers of
                   ------------
this corporation shall receive such compensation as shall be determined, from time to time, by resolution of the Board of Directors. Unless otherwise determined by resolution of the Board, all directors shall receive their expenses, if any, of attendance at meetings of the

                                       5.
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Board of Directors or any committee thereof.  Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.


                                  ARTICLE IV
                                   OFFICERS

     Section 4.1  Number and Designation.  The corporation shall have one or
                  ----------------------
more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such assistant officers or other officers as may from time to time be elected or appointed by the Board. Each such officer shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any number of offices may be held by the same person.

     Section 4.2  Election, Term of Office and Qualifications.  The Board of
                  -------------------------------------------
Directors shall elect or appoint all officers, from within or without their number, by resolution approved by the affirmative vote of a majority of the directors present. Each officer shall have the term of office provided for in these Bylaws or a resolution of the Board of Directors not inconsistent therewith. All officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

     Section 4.3  Removal and Vacancies.  Any officer may be removed from his
                  ---------------------
office by the Board of Directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy in an office of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

     Section 4.4  Chairman and Vice Chairman of the Board.  The Chairman of the
                  ---------------------------------------
Board, if one is elected by the Board, shall preside at all meetings of the directors and shall have such other duties as may be prescribed from time to time by the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if one is elected by the Board, shall preside at all meetings of the directors and shall have such other duties as may be prescribed from time to time by the Board of Directors.

     Section 4.5  Chief Executive Officer.  Either the Chairman of the Board or
                  -----------------------
the President of the corporation may be designated from time to time by the Board to be the

                                       6.
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chief executive officer of the corporation.  Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present, preside at all meetings of the shareholders; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by these Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to him by the Board.

     Section 4.6  Chief Operating Officer.  The chief operating officer, if one
                  -----------------------
is elected by the Board, shall be either the President or a Vice President. He shall be responsible for the management of all of the operations of the corporation's business and shall have such other authority and duties as the Board of Directors or the chief executive officer from time to time may prescribe. He shall report to the chief executive officer and be responsible to him. He may also execute and deliver in the name of the corporation any instruments or documents pertaining to the business of the corporation which could be executed by the chief executive officer.

     Section 4.7  Chief Financial Officer.  Unless provided otherwise by a
                  -----------------------
resolution adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by. the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by these Bylaws or the Board to some other officer or agent of the corporation; (f) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all of his transactions as chief financial officer and of the financial condition of the corporation; and (g) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

     Section 4.8  President.  Unless otherwise determined by the Board, the
                  ---------
President shall be the chief executive officer of the corporation and shall supervise and control the business affairs of the corporation. If an officer other than the President is designated chief

                                       7.

executive officer, the President shall perform such duties as may from time to time be assigned to him by the Board.

     Section 4.9  Vice President.  The Board of Directors may designate one or
                  --------------
more Vice Presidents, who shall have such designations and powers and shall perform such duties as prescribed by the Board of Directors or by the President. In the event of the absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

     Section 4.10  Secretary.  The Secretary shall be secretary of and shall
                   ---------
attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation. Except as otherwise required or permitted by statute or by these Bylaws, the Secretary shall give notice of meetings of shareholders and directors. The Secretary shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the chief executive officer.

     Section 4.11  Treasurer.  Unless otherwise determined by the Board, the
                   ---------
Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall perform such duties as may from time to time be assigned to him by the Board.

     Section 4.12  Authority and Duties.  In addition to the foregoing authority
                   --------------------
and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be determined from time to time by the Board of Directors. Unless prohibited by a resolution of the Board of Directors, an officer elected or appointed by the Board may, without specific approval of the Board, delegate some or all of the duties and powers of an office to other persons.

     Section 4.13  Compensation.  The officers of the corporation shall receive
                   ------------
such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.


                                   ARTICLE V
                           SHARES AND THEIR TRANSFER

     Section 5.1  Certificates for Shares.  All shares of the corporation shall
                  -----------------------
be certificated shares. Every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President or any Vice President and by the Secretary or

                                       8.

an Assistant Secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in
Section 5.04.

     Section 5.2  Issuance of Shares.  The Board of Directors is authorized to
                  ------------------
cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. Shares may be issued for any consideration, including, without limitation, in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, or of services rendered or to be rendered to the corporation under a written agreement. At the time of approval of the issuance of shares, the Board of Directors shall state, by resolution, its determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are to be issued.

     Section 5.3  Transfer of Shares.  Transfer of shares on the books of the
                  ------------------
corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation. The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the corporation and to effect share transfers on its behalf.

     Section 5.4  Loss of Certificates.  Any shareholder claiming a certificate
                  --------------------
for shares to be lost, stolen, or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                       9.
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                                  ARTICLE VI
                          DISTRIBUTIONS, RECORD DATE

     Section 6.1  Distributions.  Subject to the provisions of the Articles of
                  -------------
Incorporation, of these Bylaws and of law, the Board of Directors may authorize and cause the corporation to make distributions whenever, and in such amounts or forms as, in its opinion, are deemed advisable.

     Section 6.2  Record Date.  Subject to any provisions of the Articles of
                  -----------
Incorporation, the Board of Directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any distribution as the record date for the determination of the shareholders entitled to receive payment of the distribution and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such distribution notwithstanding any transfer of shares on the books of the corporation after the record date.


                                  ARTICLE VII
                        BOOKS AND RECORDS, FISCAL YEAR

     Section 7.1  Share Register.  The Board of Directors of the corporation
                  --------------
shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the Board:

          (1) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and

          (2) a record of the dates on which certificates or transaction statements representing shares were issued.

     Section 7.2  Other Books and Records.  The Board of Directors shall cause
                  -----------------------
to be kept at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its Minnesota registered office within ten days after receipt by an officer of the corporation of a written demand for them made by a shareholder or other person authorized by the Minnesota Business Corporation Act, Section 302A.461, originals or copies of:

          (1) records of all proceedings of shareholders for the last three years;

          (2) records of all proceedings of the Board for the last three years;

                                      10.

          (3) its Articles and all amendments currently in effect;

          (4) its Bylaws and all amendments currently in effect;

          (5) financial statements required by the Minnesota Business Corporation Act, Section 302A.463 and the financial statements for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

          (6) reports made to shareholders generally within the last three years;

          (7) a statement of the names and usual business addresses of its directors and principal officers; and

          (8) any shareholder voting or control agreements of which the corporation is aware.

     Section 7.3  Fiscal Year.  The fiscal year of the corporation shall be
                  -----------
determined by the Board of Directors.


                                 ARTICLE VIII
                         LOANS, GUARANTEES, SURETYSHIP

     Section 8.1 The corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present, and:

          (1) is in the usual and regular course of business of the corporation;

          (2) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations;

          (3) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board, to benefit the corporation; or

                                      11.

          (4) has been approved by (a) the holders of two-thirds of the voting power of the shares entitled to vote which are owned by persons other than the interested person or persons or (b) the unanimous affirmative vote of the holders of all outstanding shares whether or not entitled to vote.

     Such loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured, or may be secured in the manner as a majority of the directors present approve, including, without limitation, a pledge of or other security interest in shares of the corporation. Nothing in this Section shall be deemed to deny, limit or restrict the powers of guaranty surety or warranty of the corporation at common law or under a statute of the State of Minnesota.


                                  ARTICLE IX
                      INDEMNIFICATION OF CERTAIN PERSONS

     Section 9.1 The corporation shall indemnify officers and directors of the corporation, for such expenses and liabilities, in such manner, under such circumstances and to such extent as permitted by the Minnesota Business Corporation Act, Section 302A.521, as now enacted or hereafter amended.


                                   ARTICLE X
                                  AMENDMENTS

     Section 10.1 These Bylaws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting, provided that notice of such proposed amendment shall have been given in the notice given to the directors of such meeting. Such authority of the Board of Directors is subject to the power of the shareholders, exercisable in the manner provided in the Minnesota Business Corporation Act, Section 302A.181, Subd. 3, to adopt, amend or repeal bylaws adopted, amended or repealed by the Board of Directors. The Board of Directors shall not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications or terms of office, except that the Board of Directors may adopt or amend any bylaw to increase their number.

                                      12.

                                  ARTICLE XI
                       SECURITIES OF OTHER CORPORATIONS

     Section 11.1  Voting Securities Held by the Corporation.  Unless otherwise
                   -----------------------------------------
ordered by the Board of Directors, each of the chief executive officer, chief operating officer and chief financial officer, acting alone, shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; and (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the chief executive officer, chief operating officer or chief financial officer, as the case may be, shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors may, from time to time, confer such powers to one or more other persons.

     Section 11.2  Purchase and Sale of Securities.  Unless otherwise ordered by
                   -------------------------------
the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase,sale, transfer or encumbrance. The Board of Directors may, from time to time, confer such powers to one or more other persons.


Adopted:            _________________, 1992

                                      13.

               AMENDMENT TO SECTION 3.12 OF THE BYLAWS ADOPTED BY
                THE BOARD OF DIRECTORS ON MARCH 20, 1996, WHICH
             BECAME EFFECTIVE UPON COMPLETION OF THE FREEMAN SPOGLI
              TRANSACTION ON APRIL 11, 1996, AND AMENDMENT OF THE
               ARTICLES OF INCORPORATION FILED ON APRIL 11, 1996.



"Section 3.12.  Written Action.  An action required or permitted to be taken at
                --------------
a meeting of the Board of Directors of the Corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the Directors unless the action need not be approved by the shareholders of the Corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of Directors that would be required to take the same action at a meeting of the Board of Directors of the Corporation at which all of the Directors were present."

                                      14.